Exhibit 31.2

Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Michael Tebbutt, Chief Financial Officer, certify that:

1	I have reviewed this Amendment No. 2 to the Annual Report on Form 10-K of TerraForm Power, Inc.; and

2	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:	April 29, 2020

By:	/s/ MICHAEL TEBBUTT
Name:	Michael Tebbutt
Title:	Chief Financial Officer
(Principal financial officer and principal accounting officer)